Exhibit 4.4


                                                                 EXECUTION COPY

                                 $2,105,000,000
                          INTERNATIONAL PAPER COMPANY
              Zero Coupon Convertible Debentures due June 20, 2021



                         REGISTRATION RIGHTS AGREEMENT


                                                                  June 20, 2001
CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, New York 10010-3629

Dear Sirs:

     International Paper Company, a corporation duly organized and existing under the laws of the State of New York (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC") and Goldman Sachs & Co. (the initial "Purchasers"), upon the terms set forth in a purchase agreement dated June 13, 2001 (the "Purchase Agreement"), $2,105,000,000 aggregate principal amount at maturity of its Zero Coupon Convertible Debentures due June 20, 2021 (the "Firm Debentures"), and also proposes to grant the Purchasers an option, exercisable from time to time by CSFBC to purchase an aggregate of up to an additional $315,750,000 aggregate principal amount at maturity of its Zero Coupon Convertible Debentures due June 20, 2021 (the "Optional Debentures" and, with the Firm Debentures, the "Debentures"). The Debentures will be issued pursuant to an Indenture, dated as of April 12, 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Zero Coupon Convertible Debentures Supplemental Indenture, dated as of June 20, 2001 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). Under the terms of the Indenture, the Debentures are convertible, in whole or in part, into shares of the Company's common stock, par value $1.00 (the "Underlying Shares", and together with the Debentures, the "Securities"). As an inducement, the Company agrees with the Purchasers, for the benefit of the holders of the Debentures (including, without limitation, the Purchasers) and Underlying Shares (collectively the "Holders"), as follows:

          1. Shelf Registration. (a) The Company shall promptly (but in no event more than 90 days of the First Closing Date (as defined in the Purchase Agreement), such 90th day being a "Filing Deadline") use its reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") and thereafter use its reasonable best efforts to cause to be declared effective no later than 210 days after the First Closing Date (such 210th day being an "Effectiveness Deadline") a registration statement (the "Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of the Registrable Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

          (b) The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Registration Statement (i) have been sold pursuant thereto, (ii) are no longer restricted securities (as defined in Rule 144 under the Securities
     Act) (in any such case, such period being called the "Shelf Registration Period") or (iii) such time as, in the opinion of counsel to the Company, all the Registrable Securities held by the Company's non-affiliates (from the time of issuance) are eligible for sale pursuant to Rule 144(k) under the Securities Act. The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

          (c) Notwithstanding subsections (a) and (b) of this Section 1, the Company may delay preparation of any post-effective amendment to the Registration Statement or suspend the use of the prospectus that is part of the Registration Statement in connection with an acquisition or financing if the Company's board of directors determines, in good faith, that such post-effective amendment or suspension (i) would require disclosure with respect to such acquisition or financing that is not in the Company's best interest or (ii) would interfere with or affect the negotiation or completion of such acquisition or financing, provided that:

               (i) the Company has provided to each Holder, in advance of such delay or suspension, written notice of such delay or suspension;

               (ii) any such delay or suspension shall not exceed 45 consecutive days at any one time;

               (iii) the aggregate number of days during which such delay or suspension is in effect during any three-month period shall not exceed 75 days; and

               (iv) the aggregate number of days during which such delay or suspension is in effect during any twelve-month period shall not exceed 120 days.

          (d) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof the following provisions shall apply:

          (a) The Company shall (i) furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that a Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Purchaser reasonably may propose; and (ii) subject to paragraph (l) of this Section 2, include the names of the Holders who propose to sell Securities pursuant to the Registration Statement as selling securityholders.

          (b) The Company shall give written notice to the Purchasers and the Holders of the Securities (which notice pursuant to clauses (ii)-(vi) hereof shall be accompanied by an instruction, subject to the provisions of Section 1(c), to suspend the use of the prospectus until the requisite changes have been made):

               (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective;

               (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement and Prospectus or for additional information after the Registration Statement has become effective;


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


               (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

               (iv) if, after the effective date of a Registration Statement, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding fur such purpose,

               (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such registration Statement or Prospectus in order to make the statements therein not misleading and

               (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

          (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order.

          (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Registration Statement.

          (f) Prior to any public offering of the Securities pursuant to any Registration Statement the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or
     (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends (unless required by applicable securities laws) and in such denominations and registered in such names as the Holders may request at least two business days prior to sales of the Securities pursuant to such Registration Statement.

          (h) Upon the occurrence of any event contemplated by paragraphs (ii),
     (v) and (vi) of Section 2(b) above, the Company shall use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event


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     and the Holders hereby agree to suspend use of the Prospectus until the
     Company has amended or supplemented the Prospectus to correct such misstatement or omission.

          (i) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Debentures and the Underlying Shares registered under the Registration Statement and provide the Trustee with printed certificates for the Debentures in a form eligible for deposit with The Depository Trust Company.

          (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939 as amended (the "Trust Indenture Act"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (l) The Company may require each Holder of Securities to be sold pursuant to the Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within 30 days after written request.

          (m) The Company shall enter into such customary agreements and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

          (o) The Company shall (i) make reasonably available for inspection by the Holders of the Securities and any attorney, accountant or other agent retained by the Holders of the Securities all relevant financial and other records, pertinent corporate documents and properties of the Company and
     (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

          (p) The Company will use its reasonable best efforts to (a) if the Debentures have been rated prior to the initial sale of such Debentures, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Debentures were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement.

          (q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4 hereof with respect to the indemnification of the


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


     Holders of the Securities if requested by such Holders, and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (r) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by the Registration Statement contemplated hereby.

          3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

               (i) all registration and filing fees and expenses;

               (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

               (iii) all expenses of printing, messenger and delivery services and telephone;

               (iv) all fees and disbursements of counsel for the Company;

               (v) all application and filing fees in connection with listing the Securities on a national securities exchange; and

               (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

          (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Purchasers and the Holders of Registrable Securities who are selling or reselling Securities pursuant to the "Plan of Distribution" contained in the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Registrible Securities for whose benefit such Registration Statement is being prepared.

          4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity


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     agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

          (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
     Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration, or (ii) if allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged


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     untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Debentures shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

          (i) If the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

          (ii) If the Registration Statement has not been declared effective by the Commission on or before the Effectiveness Deadline; or

          (iii) If the Registration Statement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Registrable Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

     Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission .

          Additional Interest shall accrue on the Debentures and any Underlying Shares into which any Debentures had been converted previously over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, (A) at a rate of 0.25% per annum in the case of clause (i) above and (B) at a rate of 0.50% per annum in the case of clause (ii) and clause
     (iii) above (the "Additional Interest Rate").

          (b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other


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     material events, with respect to the Company that would need to be described in the Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

          (c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Debentures. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the aggregate issue price plus accrued original issue discount of the outstanding Registrable Securities and, if applicable, the aggregate Applicable Conversion Price of any issued Underlying Shares into which any Debentures have been converted previously and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The term "Applicable Conversion Price" means the original issue discount to the date of calculation divided by the conversion rate as then in effect.

          (d) "Registrable Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

          6. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Debentures may reasonably request, all to the extent required from time to time to enable such Holder to sell Debentures without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Debentures identified to the Company by the Purchasers upon request. Upon the request of any Holder of Debentures, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

          7. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

               (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

               (2) if to the Purchasers;

                        Credit Suisse First Boston Corporation
                        Eleven Madison Avenue
                        New York, NY 10010-3629

                        Fax No.:  (212) 325-8278
                        Attention:  Transactions Advisory Group

               (3) if to the Company, at its address as follows:

                        International Paper Company
                        400 Atlantic Street
                        Stamford, Connecticut 06921
                        Fax No.:  (203) 541-8208
                        Attention:  The Secretary

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (d) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (e) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers and the Company in accordance with its terms.


                                        INTERNATIONAL PAPER COMPANY


                                        By:______________________________
                                           Name:
                                           Title:

Theforegoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


     By:______________________________
        Name:
        Title: